Exhibit 5.1

[Letterhead of Andrews Kurth LLP]
600 Travis Street, Suite 4200
Houston, Texas 77002
(713) 220-4200

June 12, 2008

Pinnacle Gas Resources, Inc.
1 E. Alger
Sheridan, Wyoming  82801

Ladies and Gentlemen:

We have acted as counsel to Pinnacle Gas Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company under the Pinnacle Gas Resources, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), of up to 2,553,930 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals or copies of (i) the Registration Statement, (ii) the Plan, (iii) the Certificate of Incorporation of the Company, as amended, (iv) the Bylaws of the Company, as amended, (v) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Company’s Secretary, and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof.  We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.  We have not independently verified any factual matter relating to this opinion.

We have assumed and have not verified (i) the genuineness of all signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.  In addition, we have assumed for purposes of this opinion that the consideration received by the Company for the Shares will not be less than the par value of the Shares.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) when issued by the Company in accordance with the Plan following due authorization of a particular award thereunder by the board of directors of the Company or a duly constituted and authorized committee thereof as provided therein, the Shares issuable pursuant to such award and the Registration Statement will have been duly authorized by all necessary corporate action on the part of the Company; and (ii) the Shares, when thereafter issued and delivered from time to time pursuant to the Plan and awards made in accordance with the Plan, and against consideration established or  required under the Plan and any applicable award agreements, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determination by or pursuant to the authority of the board of directors of the Company or a duly constituted and authorized committee thereof as provided therein, and, in the case of stock options, following the exercise thereof and payment for such Shares as provided therein, will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.  Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement is declared effective.

Very truly yours,

/s/ Andrews Kurth LLP